PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended March 31, 2016

NEW YORK, NY -- (Marketwired - May 05, 2016) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for the second fiscal quarter ended March 31, 2016.

HIGHLIGHTS
Quarter ended March 31, 2016
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $    483.3
  Net assets                                                      $    361.8
  Net asset value per share                                       $    13.54
  Credit Facility                                                 $    128.0

Yield on debt investments at quarter-end                                8.1%

Operating Results:
  Net investment income                                           $      7.3
  Net investment income per share                                 $     0.27
  Distributions declared per share                                $    0.285

Portfolio Activity:
  Purchases of investments                                        $     57.3
  Sales and repayments of investments                             $     29.9

  Number of new portfolio companies invested                               5
  Number of existing portfolio companies invested                          5
  Number of portfolio companies at quarter-end                            86

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 6, 2016

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, May 6, 2016 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (800) 946-0708 approximately 5-10 minutes prior to the call. International callers should dial (719) 457-2656. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through May 20, 2016 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #2045650.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2016, our portfolio totaled $483.3 million and consisted of $426.0 million of senior secured debt, $48.1 million of second lien secured debt and $9.2 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 99% variable-rate investments (including 93% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 1% fixed-rate investments. As of March 31, 2016, we had one company on non-accrual, representing 1.3% and 1.1% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $12.2 million as of March 31, 2016. Our overall portfolio consisted of 86 companies with an average investment size of $5.6 million, had a weighted average yield on debt investments of 8.1%, and was invested 88% in senior secured debt, 10% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

As of September 30, 2015, our portfolio totaled $391.3 million and consisted of $335.0 million of senior secured debt, $47.9 million of second lien secured debt and $8.4 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 97% variable-rate investments (including 92% with a LIBOR or prime floor) and 3% fixed-rate investments. As of September 30, 2015, we had one company on non-accrual, representing 1.6% and 0.9% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $6.0 million as of September 30, 2015. Our overall portfolio consisted of 76 companies with an average investment size of $5.1 million, had a weighted average yield on debt investments of 7.9%, and was invested 86% in senior secured debt, 12% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

For the three months ended March 31, 2016, we invested $57.3 million in five new and five existing portfolio companies with a weighted average yield on debt investments of 8.7%. Sales and repayments of investments for the three months ended March 31, 2016 totaled $29.9 million. For the six months ended March 31, 2016, we invested $156.5 million in 15 new and 10 existing portfolio companies with a weighted average yield on debt investments of 8.6%. Sales and repayments of investments for the six months ended March 31, 2016 totaled $56.8 million.

For the three months ended March 31, 2015, we invested $38.4 million in six new and nine existing portfolio companies with a weighted average yield on debt investments of 7.1%. Sales and repayments of investments for the three months ended March 31, 2015 totaled $48.0 million. For the six months ended March 31, 2015, we invested $85.4 million in 14 new and 14 existing portfolio companies with a weighted average yield on debt investments of 8.0%. Sales and repayments of investments for the six months ended March 31, 2015 totaled $92.9 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2016 and 2015.

Investment Income

Investment income for the three and six months ended March 31, 2016 was $11.3 million and $20.1 million, respectively, and was attributable to $9.7 million and $17.0 million from senior secured loans and $1.6 million and $3.1 million from second lien secured debt and subordinated debt. This compares to investment income for the three and six months ended March 31, 2015, which was $8.0 million and $15.5 million, respectively, and was attributable to $6.2 million and $12.0 million from senior secured loans and $1.8 million and $3.5 million from second lien secured debt and subordinated debt. The increase in investment income compared to the same periods over the prior year was primarily due to the growth of our portfolio at cost.

Expenses

Expenses for the three and six months ended March 31, 2016 totaled $4.1 million and $7.8 million, respectively. Base management fee for the same periods totaled $1.2 million and $2.3 million, incentive fee totaled $0.8 million and $0.8 million, our multi-currency, senior secured revolving credit facility, or the Credit Facility, expenses totaled $1.1 million and $3.0 million (including $0.9 million of amendment expenses) and general and administrative expenses totaled $1.0 million and $1.7 million, respectively. This compares to expenses for the three and six months ended March 31, 2015, which totaled $3.5 million and $5.5 million, respectively. Base management fee for the same periods totaled $0.9 million and $1.7 million, incentive fee totaled $1.3 million (including zero on net realized gains and $0.3 million on net unrealized gains accrued but not payable) and $1.0 million (including $(0.4) million on net realized gains and $(0.3) million on net unrealized gains accrued but not payable), Credit Facility expenses totaled $0.8 million and $1.7 million, general and administrative expenses totaled $0.4 million and $0.9 million and excise taxes were $0.1 million and $0.2 million, respectively. The increase in expenses compared with the same periods in the prior year was primarily due to Credit Facility amendment expenses and base management fee as a result from the growth of our portfolio.

Net Investment Income

Net investment income totaled $7.3 million and $12.4 million, or $0.27 and $0.46 per share, for the three and six months ended March 31, 2016, respectively. Net investment income totaled $4.5 million and $9.9 million, or $0.30 and $0.67 per share, for the three and six months ended March 31, 2015, respectively. The decrease in net investment income per share compared to the same periods in the prior year was primarily due to the issuance of new shares in connection with our acquisition of MCG Capital Corporation in August 2015.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2016 totaled $29.9 million and $56.8 million and net realized gains (losses) totaled $1.1 million and $(2.2) million, respectively. Sales and repayments of investments totaled $48.0 million and $92.9 million and realized gains totaled $0.6 million and $0.4 million for the three and six months ended March 31, 2015, respectively. The change in realized gains (losses) compared with the same periods in the prior year was primarily due to the changes in market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three and six months ended March 31, 2016, we reported a net change in unrealized depreciation on investments of $5.5 million and $6.2 million, respectively. For the three and six months ended March 31, 2015, we reported a net change in unrealized appreciation (depreciation) on investments of $0.9 million and $(4.0) million, respectively. As of March 31, 2016 and September 30, 2015, our net unrealized depreciation on investments totaled $12.2 million and $6.0 million, respectively. The net change in unrealized depreciation on our investments was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies, and the reversal of unrealized depreciation (appreciation) of investments sold.

For the three and six months ended March 31, 2016, our Credit Facility had a net change in unrealized (appreciation) depreciation of $(0.4) million and $0.2 million, respectively. For the three and six months ended March 31, 2015, our Credit Facility had a net change in unrealized appreciation of $0.2 million and $0.3 million, respectively. As of March 31, 2016 and September 30, 2015, net unrealized depreciation on our Credit Facility totaled $0.2 million and zero, respectively. The change in net unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $2.4 million and $4.2 million, or $0.9 and $0.16 per share, respectively, for the three and six months ended March 31, 2016. This compares to a net change in net assets resulting from operations which totaled $6.1 million and $6.6 million, or $0.41 and $0.44 per share, respectively, for the three and six months ended March 31, 2015. The decrease in the change in net assets from operations compared to the same periods in the prior year was primarily due to changes in portfolio investment values during the reporting periods.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our $350 million Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of March 31, 2016 and September 30, 2015, we had $128.0 million and $29.6 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 2.49% and 2.20%, excluding undrawn commitment fees, as of March 31, 2016 and September 30, 2015, respectively. The annualized weighted average cost of debt for the six months ended March 31, 2016 and 2015, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 4.70% and 2.46%, respectively.

As of March 31, 2016 and September 30, 2015, we had $222.0 million and $260.4 million of unused borrowing capacity under our Credit Facility, respectively, subject to regulatory restrictions.

On March 31, 2016 and September 30, 2015, we had cash and cash equivalents at fair value of $13.4 million and $21.4 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $91.5 million for the six months ended March 31, 2016, and our financing activities provided cash of $83.4 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facility.

Our operating activities provided cash of $33.9 million for the six months ended March 31, 2015, and our financing activities used cash of $37.1 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investments and our financing activities used cash primarily from net repayments under the Credit Facility.

RECENT DEVELOPMENTS

Subsequent to quarter-end, PennantPark Floating Rate Capital Ltd. made new investments of approximately $44.8 million, of which $43.6 million were funded. Of these new investments, 92% were in first lien senior secured loans and 8% were in second lien senior secured loans.

DISTRIBUTIONS

During the three and six months ended March 31, 2016, we declared distributions of $0.285 and $0.570 per share, respectively, for total distributions of $7.6 million and $15.2 million, respectively. For the same periods in the prior year, we declared distributions of $0.270 and $0.545 per share, respectively, for total distributions of $4.1 million and $8.1 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

          PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                 March 31,    September 30,
                                                    2016           2015
                                                (unaudited)
                                               -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost--$492,786,683 and $394,561,175,
   respectively)                               $ 480,503,287  $ 388,535,383
  Controlled, affiliated investments (cost--
   $2,777,132 and $2,777,132, respectively)        2,776,507      2,776,507
                                               -------------  -------------
  Total of investments (cost--$495,563,815 and
   $397,338,307, respectively)                   483,279,794    391,311,890
Cash and cash equivalents (cost--$13,407,108
 and $21,428,514, respectively)                   13,445,729     21,428,514
Interest receivable                                2,188,947      1,959,404
Prepaid expenses and other assets                  1,081,201      1,420,529
                                               -------------  -------------
    Total assets                                 499,995,671    416,120,337
                                               -------------  -------------
Liabilities
Distributions payable                              2,539,357      2,539,357
Payable for investments purchased                  5,223,906      9,367,500
Credit Facility payable (cost--$128,207,500
 and $29,600,000, respectively)                  127,992,417     29,600,000
Interest payable on Credit Facility                  379,634        224,633
Management fee payable                             1,181,115        956,115
Performance-based incentive fee payable              841,880          2,936
Accrued other expenses                                    --        539,347
                                               -------------  -------------
    Total liabilities                            138,158,309     43,229,888
                                               -------------  -------------
Commitments and contingencies
Net assets
Common stock, 26,730,074 shares issued and
 outstanding. Par value $0.001 per share and
 100,000,000 shares authorized.                       26,730         26,730
Paid-in capital in excess of par value           371,502,801    371,502,801
Undistributed net investment income                4,106,006      6,991,473
Accumulated net realized (loss) gain on
 investments                                      (1,767,858)       395,862
Net unrealized depreciation on investments       (12,245,400)    (6,026,417)
Net unrealized depreciation on Credit Facility       215,083             --
                                               -------------  -------------
    Total net assets                           $ 361,837,362  $ 372,890,449
                                               -------------  -------------
    Total liabilities and net assets           $ 499,995,671  $ 416,120,337
                                               =============  =============
Net asset value per share                      $       13.54  $       13.95
                                               =============  =============

          PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                            Three Months Ended         Six Months Ended
                                 March 31,                 March 31,
                         ------------------------- ------------------------
                             2016         2015         2016         2015
                         -----------  ------------ -----------  -----------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest               $ 9,626,583  $  7,067,400 $18,239,445  $14,516,174
  Other income             1,676,582       915,859   1,779,267      943,805
From controlled,
 affiliated investments:
  Interest                    43,140            --      84,073           --
                         -----------  ------------ -----------  -----------
  Total investment
   income                 11,346,305     7,983,259  20,102,785   15,459,979
                         -----------  ------------ -----------  -----------
Expenses:
  Base management fee      1,181,116       851,176   2,258,856    1,734,546
  Performance-based
   incentive fee             841,880     1,345,982     838,944    1,031,925
  Interest and expenses
   on the Credit
   Facility                1,122,893       775,975   2,062,575    1,661,733
  Administrative
   services expenses         200,001       223,500     400,001      449,500
  Other general and
   administrative
   expenses                  735,698       220,547   1,284,012      437,750
                         -----------  ------------ -----------  -----------
  Expenses before
   provision for taxes
   and amendment costs     4,081,588     3,417,180   6,844,388    5,315,454
  Provision for taxes             --       110,000          --      220,000
  Credit Facility
   amendment costs                --            --     907,722           --
                         -----------  ------------ -----------  -----------
  Total expenses           4,081,588     3,527,180   7,752,110    5,535,454
                         -----------  ------------ -----------  -----------
  Net investment income    7,264,717     4,456,079  12,350,675    9,924,525
                         -----------  ------------ -----------  -----------
Realized and unrealized
 (loss) gain on
 investments and Credit
 Facility:
Net realized gain (loss)
 on non-controlled, non-
 affiliated investments    1,068,288       598,843  (2,163,720)     424,854
Net change in unrealized
 (depreciation)
 appreciation on:
  Non-controlled, non-
   affiliated
   investments            (5,510,037)      854,690  (6,218,983)  (4,042,440)
  Credit Facility
   (appreciation)
   depreciation             (386,792)      214,875     215,083      255,750
                         -----------  ------------ -----------  -----------
  Net change in
   unrealized
   (depreciation)
   appreciation on
   investments and
   Credit Facility        (5,896,829)    1,069,565  (6,003,900)  (3,786,690)
                         -----------  ------------ -----------  -----------
Net realized and
 unrealized (loss) gain
 from investments and
 Credit Facility          (4,828,541)    1,668,408  (8,167,620)  (3,361,836)
                         -----------  ------------ -----------  -----------
Net increase in net
 assets resulting from
 operations              $ 2,436,176  $  6,124,487 $ 4,183,055  $ 6,562,689
                         ===========  ============ ===========  ===========
Net increase in net
 assets resulting from
 operations per common
 share                   $      0.09  $       0.41 $      0.16  $      0.44
                         ===========  ============ ===========  ===========
Net investment income
 per common share        $      0.27  $       0.30 $      0.46  $      0.67
                         ===========  ============ ===========  ===========

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com